EXHIBIT 99.3 - SECURITY AGREEEMENT

                             SECURITY AGREEMENT

1.    Identification.

      This Security Agreement (the "Agreement"), dated as of January ___, 2007, is entered into by and between South Texas Oil Company, a Nevada corporation ("Debtor") and Longview Fund, L.P. (the "Lender").

2.    Recitals.

      2.1 The Lender has made, is making and will be making loans to Debtor (the "Loans"). It is beneficial to Debtor that the Loans are made.

      2.2 The Loans are and will be evidenced by one or more promissory notes (each a "Note") issued by Debtor on or about the date of and after the date of this Agreement pursuant to a Loan Agreement to which Debtor and Lender are parties. The Notes will be executed by Debtor as "Borrower" or "Debtor" for the benefit of Lender as the "Payee" thereof.

      2.3 In consideration of the Loans made and to be made by Lender to Debtor and for other good and valuable consideration, and as security for the performance by Debtor of its obligations under the Notes and as security for the repayment of the Loans and all other sums due from Debtor to Lender arising under the Loan Agreement, and any other agreement between or among them inclusive of the items and matters described as "Obligations" in the Loan Agreement (collectively, the "Obligations"), Debtor, for good and valuable consideration, receipt of which is acknowledged, has agreed to grant to the Lender, a security interest in the Collateral (as such term is hereinafter defined), on the terms and conditions hereinafter set forth. Obligations include all future advances by Lender to Debtor made pursuant to the Loan Agreement.

      2.4 The following defined terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory and Proceeds.

3.    Grant of General Security Interest in Collateral.

      1.1 As security for the Obligations of Debtor, Debtor hereby grants the Lender, a security interest in the Collateral.

      1.2 "Collateral" shall mean all of the following property of Debtor:

            (A) All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of all Accounts, Goods, real or personal property, all present and future books and records relating to the foregoing and all products and Proceeds of the foregoing, and as set forth below:

                  (i) All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of all: Accounts, interests in goods represented by Accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; Chattel Paper; investment property; General Intangibles (including but not limited to, tax and duty claims and refunds, registered and unregistered patents, trademarks, service marks, certificates, copyrights trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, chooses in action and other claims, and existing and future leasehold interests in equipment, real estate and fixtures); Documents; Instruments; letters of credit, bankers' acceptances or guaranties; cash moneys, deposits; securities, bank accounts, deposit accounts, credits and other property now or hereafter owned or held in any capacity by Debtor, as well as agreements or property securing or relating to any of the items referred to above;

                  (ii)  Goods:   All  now owned and hereafter  acquired  right,
title and interest of Debtor in, to and in respect of goods, including, but not limited to:

                        (a) All Inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in Debtor' business; finished goods, timber cut or to be cut, oil, gas, hydrocarbons, and minerals extracted or to be extracted, and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all Inventory which may be returned to any Debtor by its customers or repossessed by any Debtor and all of Debtor's right, title and interest in and to the foregoing (including all of a Debtor's rights as a seller of goods);

                        (b) All Equipment and fixtures, wherever located, whether now owned or hereafter acquired, including, without limitation, all machinery, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto (including, but not limited to Debtor's rights to acquire any of the foregoing, whether by exercise of a purchase option or otherwise);

                  (iii) Property: All now owned and hereafter acquired right, title and interests of Debtor in, to and in respect of any other personal property in or upon which a Debtor has or may hereafter have a security interest, lien or right of setoff;

                  (iv) Books and Records: All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Debtor, any computer service bureau or other third party; and

                  (v) Products and Proceeds: All products and Proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

            (B) All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of the following:

                  (i) the shares of stock, partnership interests, member interests or other equity interests at any time and from time to time acquired by Debtor of any and all entities now or hereafter existing, (such entities, being hereinafter referred to collectively as the "Pledged Issuers" and individually as a "Pledged Issuer"), the certificates representing such shares, partnership interests, member interests or other interests all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, partnership interests, member interests or other interests;

                  (ii) all additional shares of stock, partnership interests, member interests or other equity interests from time to time acquired by Debtor, of any Pledged Issuer, the certificates representing such additional shares, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, interests or equity; and

                  (iii) all security entitlements of Debtor in, and all Proceeds of any and all of the foregoing in each case, whether now owned or hereafter acquired by a Debtor and howsoever its interest therein may arise or appear (whether by ownership, security interest, lien, claim or otherwise).

      Notwithstanding anything to the contrary contained herein or the Loan Agreement, Collateral shall not include any personal property which is, or at the time of a Debtor's acquisition thereof is or becomes subject to a purchase money mortgage or other purchase money lien or security interest (including capital leases), but only to the extent that the purchase price of such asset is not derived from Note proceeds.

            (C)   All Receivables as defined in the Loan Agreement.

      3.3 The Lender is hereby specifically authorized, after the Maturity Date (defined in the Notes) accelerated or otherwise, or after an Event of Default (as defined herein) and the expiration of any applicable cure period, to transfer any Collateral into the name of the Lender and to take any and all action deemed advisable to the Lender to remove any transfer restrictions affecting the Collateral.

4.    Perfection of Security Interest.

      4.1 Debtor shall prepare, execute and deliver to the Lender UCC-1 Financing Statements. The Lender is instructed to prepare and file at Debtor's cost and expense, financing statements in such jurisdictions deemed advisable to the Lender, including but not limited to the States of Nevada and Texas.

      4.2 The Debtor shall promptly deliver to Lender, upon Lender's request, stock certificates representing all of the shares of outstanding capital stock of the Debtor (the "Securities"). All such certificates shall be held by or on behalf of Lender pursuant hereto and shall be delivered in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance satisfactory to Lender.

      4.3 All other certificates and instruments constituting Collateral from time to time required to be pledged to Lender pursuant to the terms hereof (the "Additional Collateral") shall be delivered to Lender promptly upon receipt thereof by or on behalf of Debtor. All such certificates and instruments shall be held by or on behalf of Lender pursuant hereto and shall be delivered in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance satisfactory to Lender. If any Collateral consists of uncertificated securities, unless the immediately following sentence is applicable thereto, Debtor shall cause Lender (or its custodian, nominee or other designee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by Lender with respect to such securities without further consent by Debtor. If any Collateral consists of security entitlements, Debtor shall transfer such security entitlements to Lender (or its custodian, nominee or other designee) or cause the applicable securities intermediary to agree that it will comply with entitlement orders by Lender without further consent by Debtor.

      4.4 Within five (5) days after the receipt by a Debtor of any Additional Collateral, a Pledge Amendment, duly executed by such Debtor, in substantially the form of Annex I hereto (a "Pledge Amendment"), shall be delivered to Lender in respect of the Additional Collateral to be pledged pursuant to this Agreement. Debtor hereby authorizes Lender to attach each Pledge Amendment to this Agreement and agrees that all certificates or instruments listed on any Pledge Amendment delivered to Lender shall for all purposes hereunder constitute Collateral.

      4.5 If Debtor shall receive, by virtue of Debtor being or having been an owner of any Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by Debtor pursuant to Section 5.2 hereof) or in securities or other property or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, Debtor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of Lender, shall segregate it from Debtor's other property and shall deliver it forthwith to Lender, in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by Lender as Collateral and as further collateral security for the Obligations.

5.    Distribution.

      5.1 So long as an Event of Default or a Default (as defined in the Loan Agreement) does not exist, Debtor shall be entitled to exercise all voting power pertaining to any of the Collateral, provided such exercise is not contrary to the interests of the Lender and does not impair the Collateral.

      5.2. At any time an Event of Default exists or has occurred, all rights of Debtor, upon notice given by Lender, to exercise the voting power and receive payments, which it would otherwise be entitled to pursuant to Section 5.1, shall cease and all such rights shall thereupon become vested in Lender, which shall thereupon have the sole right to exercise such voting power and receive such payments.

      5.3 All dividends, distributions, interest and other payments which are received by Debtor contrary to the provisions of Section 5.2 shall be received in trust for the benefit of Lender as security and Collateral for payment of the Obligations shall be segregated from other funds of Debtor, and shall be forthwith paid over to Lender as Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by Lender as Collateral and as further collateral security for the Obligations.

6.    Further Action By Debtor; Covenants and Warranties.

      6.1 Lender at all times shall have a perfected security interest in the Collateral, the Securities, Additional Collateral (the "Perfected Collateral"). Debtor has and will continue to have full title to the Collateral free from any liens, leases, encumbrances, judgments or other claims. Lender's security interest in the Collateral constitutes and will continue to constitute a first, prior and indefeasible security interest in favor of Lender. Debtor will do all acts and things, and will execute and file all instruments (including, but not limited to, security agreements, financing statements, continuation statements, etc.) reasonably requested by Lender to establish, maintain and continue the perfected security interest of Lender in the Perfected Collateral, and will promptly on demand, pay all costs and expenses of filing and recording, including the costs of any searches reasonably deemed necessary by Lender from time to time to establish and determine the validity and the continuing priority of the security interest of Lender, and also pay all other claims and charges that, in the opinion of Lender, exercised in good faith, are reasonably likely to materially prejudice, imperil or otherwise affect the Collateral or Lender's security interests therein.

      6.2 Other than in the ordinary course of business, for fair value and in cash, and except for Collateral which is substituted by assets of identical or greater value (with the consent of the Lender) or which is inconsequential in value, Debtor will not sell, transfer, assign or pledge those items of
Collateral (or allow any such items to be sold, transferred, assigned or pledged), without the prior written consent of Lender other than a transfer of the Collateral to a wholly-owned United States formed and located wholly-owned subsidiary or to another Debtor on prior notice to Lender, and provided the Collateral remains subject to the security interest herein described. Although Proceeds of Collateral are covered by this Agreement, this shall not be construed to mean that Lender consents to any sale of the Collateral, except as provided herein. Sales of Collateral in the ordinary course of business shall be free of the security interest of Lender and Lender shall promptly execute such documents (including without limitation releases and termination statements) as may be required by Debtor to evidence or effectuate the same.

      6.3 Debtor will, at all reasonable times during regular business hours and upon reasonable notice, allow Lender or its representatives free and complete access to the Collateral and all of such Debtor's records which in any way relate to the Collateral, for such inspection and examination as Lender reasonably deems necessary.

      6.4 Debtor, at its sole cost and expense, will protect and defend this Security Agreement, all of the rights of Lender hereunder, and the Collateral against the claims and demands of all other persons.

      6.5 Debtor will promptly notify Lender of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral, and of any threatened or filed claims or proceedings that are reasonably likely to affect or impair any of the rights of Lender under this Security Agreement in any material respect.

      6.6 Debtor, at its own expense, will obtain and maintain in force insurance policies covering losses or damage to those items of Collateral which constitute physical personal property, which insurance shall be of the types customarily insured against by companies in the same or similar business, similarly situated, in such amounts (with such deductible amounts) as is customary for such companies under the same or similar circumstances, similarly situated. Debtor shall make the Lender a loss payee thereon to the extent of its interest in the Collateral. Lender is hereby irrevocably (until the Obligations are paid in full) appointed Debtor's attorney-in-fact to endorse any check or draft that may be payable to such Debtor so that Lender may collect the proceeds payable for any loss under such insurance. The proceeds of such insurance, less any costs and expenses incurred or paid by Lender in the collection thereof, shall be applied either toward the cost of the repair or replacement of the items damaged or destroyed, or on account of any sums secured hereby, whether or not then due or payable.

      6.7 Lender may, at its option, and without any obligation to do so, pay, perform and discharge any and all amounts, costs, expenses and liabilities herein agreed to be paid or performed by Debtor. Upon Debtor's failure to do so, all amounts expended by Lender in so doing shall become part of the Obligations secured hereby, and shall be immediately due and payable by Debtor to Lender upon demand and shall bear interest at the lesser of 15% per annum or the highest legal amount from the dates of such expenditures until paid.

      6.8 Upon the request of Lender, Debtor will furnish to Lender within five (5) business days thereafter, or to any proposed assignee of this Security Agreement, a written statement in form reasonably satisfactory to Lender, duly acknowledged, certifying the amount of the principal and interest and any other sum then owing under the Obligations, whether to its knowledge any claims, offsets or defenses exist against the Obligations or against this Security Agreement, or any of the terms and provisions of any other agreement of Debtor securing the Obligations. In connection with any assignment by Lender of this Security Agreement, Debtor hereby agrees to cause the insurance policies required hereby to be carried by Debtor, if any, to be endorsed in form satisfactory to Lender or to such assignee, with loss payable clauses in favor of such assignee, and to cause such endorsements to be delivered to Lender within ten (10) calendar days after request therefor by Lender.

      6.9 Debtor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Lender from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other reasonable assurances or instruments and take further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, as the Lender may reasonably require to perfect its security interest hereunder.

      6.10  Debtor  represents  and  warrants  that  it  is the true and lawful
exclusive   owner  of  the  Collateral,  free  and  clear  of  any  liens   and
encumbrances.

      6.11 Debtor hereby agrees not to divest itself of any right under the Collateral except as permitted herein absent prior written approval of the Lender.

      6.12 Debtor shall cause each Subsidiary of Debtor in existence on the date hereof and each Subsidiary not in existence on the date hereof to execute and deliver to Lender promptly and in any event within 10 days after the formation, acquisition or change in status thereof (A) a guaranty guaranteeing the Obligations and (B) if requested by Lender, a security and pledge agreement substantially in the form of this Agreement together with (x) certificates evidencing all of the capital stock of each Subsidiary of and any entity owned by such Subsidiary, (y) undated stock powers executed in blank with signatures guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as Lender may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and (C) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by Lender in order to create, perfect, establish the first priority of or otherwise protect any lien purported to be covered by any such pledge and security agreement or otherwise to effect the intent that all property and assets of such Subsidiary shall become Collateral for the Obligations. For purposes of this Agreement, "Subsidiary" means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity) of which more than 50% of (A) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity,
(B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or
(C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity. As of the date of this Agreement, Debtor has no Subsidiaries. Debtor will promptly complete and deliver to lender Annex I hereto upon the acquisition of each Subsidiary.

7.    Power of Attorney.

      At any time an Event of Default exists or has occurred, Debtor hereby irrevocably constitutes and appoints the Lender as the true and lawful attorney of Debtor, with full power of substitution, in the place and stead of such Debtor and in the name of such Debtor or otherwise, at any time or times, in the discretion of the Lender, to take any action and to execute any instrument or document which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement. This power of attorney is coupled with an interest and is irrevocable until the Obligations are indefeasibly satisfied.

8.    Performance By The Lender.

      If a Debtor fails to perform any material covenant, agreement, duty or obligation of such Debtor under this Agreement, the Lender may, after any applicable cure period, at any time or times in its discretion, take action to effect performance of such obligation. All reasonable expenses of the Lender incurred in connection with the foregoing authorization shall be payable by Debtor as provided in Paragraph 12.1 hereof. No discretionary right, remedy or power granted to the Lender under any part of this Agreement shall be deemed to impose any obligation whatsoever on the Lender with respect thereto, such rights, remedies and powers being solely for the protection of the Lender.

9.    Event of Default.

      An event of default ("Event of Default") shall be deemed to have occurred hereunder upon the occurrence of any event of default as defined and described in this Agreement, in the Notes, the Loan Agreement, Transaction Documents, and any other agreement to which Debtor and Lender are parties. Upon and after any Event of Default, after the applicable cure period, if any, any or all of the Obligations shall become immediately due and payable at the option of the Lender, and the Lender may dispose of Collateral as provided below. A default by Debtor of any of its material obligations pursuant to this Agreement, the Loan Agreement and such other agreements shall be an Event of Default hereunder and an "Event of Default" as defined in the Loan Agreement.

10.   Disposition of Collateral.

      Upon and after any Event of Default which is then continuing,

      10.1 The Lender may exercise its rights with respect to each and every component of the Collateral, without regard to the existence of any other security or source of payment for the Obligations. In addition to other rights and remedies provided for herein or otherwise available to it, the Lender shall have all of the rights and remedies of a lender on default under the Uniform Commercial Code then in effect in the State of New York.

      10.2 If any notice to Debtor of the sale or other disposition of Collateral is required by then applicable law, five business (5) days prior written notice (which Debtor agree is reasonable notice within the meaning of Section 9.612(a) of the Uniform Commercial Code) shall be given to Debtor of the time and place of any sale of Collateral which Debtor hereby agree may be by private sale. The rights granted in this Section are in addition to any and all rights available to Lender under the Uniform Commercial Code.

      10.3 The Lender is authorized, at any such sale, if the Lender deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree, among other things, that they are purchasing the Collateral for their own account for investment, and not with a view to the distribution or resale thereof, or otherwise to restrict such sale in such other manner as the Lender deems advisable to ensure such compliance. Sales made subject to such restrictions shall be deemed to have been made in a commercially reasonable manner.

      10.4 All proceeds received by the Lender in respect of any sale, collection or other enforcement or disposition of Collateral, shall be applied (after deduction of any amounts payable to the Lender pursuant to Paragraph
12.1 hereof) against the Obligations. Upon indefeasible payment in full of all Obligations, Debtor shall be entitled to the return of all Collateral, including cash, which has not been used or applied toward the payment of Obligations or used or applied to any and all costs or expenses of the Lender incurred in connection with the liquidation of the Collateral (unless another person is legally entitled thereto). Any assignment of Collateral by the Lender to Debtor shall be without representation or warranty of any nature whatsoever and wholly without recourse. To the extent allowed by law, Lender may purchase the Collateral and pay for such purchase by offsetting up to such Lender's portion of the purchase price with sums owed to such Lender by Debtor arising under the Obligations or any other source.

11. Waiver of Automatic Stay. Debtor acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against Debtor, or if any of the Collateral should become the subject of any bankruptcy or insolvency proceeding, then the Lender should be entitled to, among other relief to which the Lender may be entitled under the Loan Agreement and any other agreement to which the Debtor and Lender are parties, (collectively "Loan Documents") and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Lender to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. Debtor EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, Debtor EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE LENDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. Debtor hereby consents to any motion for relief from stay which may be filed by the Lender in any bankruptcy or insolvency proceeding initiated by or against Debtor, and further agrees not to file any opposition to any motion for relief from stay filed by the Lender. Debtor represents, acknowledges and agrees that this provision is a specific and material aspect of this Agreement, and that the Lender would not agree to the terms of this Agreement if this waiver were not a part of this Agreement. Debtor further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Lender nor any person acting on behalf of the Lender has made any representations to induce this waiver, that Debtor has been represented (or has had the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent legal counsel selected by Debtor and that Debtor has had the opportunity to discuss this waiver with counsel. Debtor further agrees that any bankruptcy or insolvency proceeding initiated by Debtor will only be brought in the Federal Court within the Southern District of New York.

12.   Miscellaneous.

      12.1 Expenses. Debtor shall pay to the Lender, on demand, the amount of any and all reasonable expenses, including, without limitation, attorneys' fees, legal expenses and brokers' fees, which the Lender may incur in connection with (a) sale, collection or other enforcement or disposition of Collateral; (b) exercise or enforcement of any the rights, remedies or powers of the Lender hereunder or with respect to any or all of the Obligations upon breach or threatened breach; or (c) failure by Debtor to perform and observe any agreements of Debtor contained herein which are performed by the Lender.

      12.2 Waivers, Amendment and Remedies. No course of dealing by the Lender and no failure by the Lender to exercise, or delay by the Lender in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Lender. No amendment, modification or waiver of any provision of this Agreement and no consent to any departure by Debtor therefrom, shall, in any event, be effective unless contained in a writing signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Lender, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Lender from time to time in such order as the Lender may elect.

      12.3 Notices. All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being faxed (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section:

            To Debtor:             South Texas Oil Company
                                   2802 Flintrock Trace, Suite 252
                                   Austin, TX 78738
                                   Fax: (512) 263-5046

            With a copy to:        Owen M. Naccarato, Esq.
                                   Naccarato & Associates
                                   18301 Von Karman Avenue, Suite 430
                                   Irvine, CA 92612
                                   Fax: (949) 851-9262

            To Lender:             Longview Fund, L.P.
                                   600 Montgomery Street, 44th Floor
                                   San Francisco, CA 94111
                                   Fax: (415) 981-5301

            If to Debtor or Lender,
            with a copy by telecopier only to:

                                   Grushko & Mittman, P.C.
                                   551 Fifth Avenue, Suite 1601
                                   New York, New York 10176
                                   Fax: (212) 697-3575

Any party may change its address by written notice in accordance with this paragraph.

      12.4 Term; Binding Effect. This Agreement shall (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon Debtor, and its successors and permitted assigns; and (c) inure to the benefit of the Lender and its respective successors and assigns.

      12.5 Captions. The captions of Paragraphs, Articles and Sections in this Agreement have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

      12.6 Governing Law; Venue; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the perfection of the security interest granted hereby in respect of any item of Collateral may be governed by the law of another jurisdiction. Any legal action or proceeding against a Debtor with respect to this Agreement may be brought in the courts in the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, Debtor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Debtor hereby irrevocably waives any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect.

      12.7 Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

      12.8 Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

13. Reasonable Care. The Lender is required to exercise reasonable care in the custody and preservation of any Collateral in its possession; provided, however, that the Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purposes as any owner thereof reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Lender, to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.



[THIS SPACE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement, as of the date first written above.

"DEBTOR"                                 "LENDER"
SOUTH TEXAS OIL COMPANY                  LONGVIEW FUND, L.P.
a Nevada corporation

By: _____________________________________By:__________________________________

Its: ____________________________________Its:_________________________________





       THIS SECURITY AGREEMENT MAY BE SIGNED BY FACSIMILE SIGNATURE AND
                DELIVERED BY CONFIRMED FACSIMILE TRANSMISSION.

                                    ANNEX I

                                      TO

                              SECURITY AGREEMENT

                               PLEDGE AMENDMENT

      This Pledge Amendment, dated _________ __  200_, is delivered pursuant to
Section 4.3 of the Security Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement, dated January ___, 2007, as it may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified from time to time and that the shares listed on this Pledge Amendment shall be hereby pledged and assigned to Lender and become part of the Collateral referred to in such Security Agreement and shall secure all of the Obligations referred to in such Security Agreement.




Name of Issuer 		Number  	Class			Certificate
             		of Shares     				Number(s)





                                   SOUTH TEXAS OIL COMPANY




                                   By:   _____________________________________